Exhibit 5.1

[Sullivan & Cromwell LLP Letterhead]

September 30, 2011

Barclays Bank PLC,
      1 Churchill Place,
            London E14 5HP.

Ladies and Gentlemen:

We are acting as counsel to Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the issuance and delivery of the debt securities identified in Annex A to this letter (the “Notes”).  The Company filed with the Securities and Exchange Commission, on August 31, 2010, a registration statement on Form F-3ASR (File No. 333-169119) (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) relating to, among other things, the proposed offer and sale of an unspecified principal amount of the Company’s senior, unsecured debt securities, including the Notes.   The Notes are being issued under an indenture, dated as of September 16, 2004 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”).

We have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, we advise you that, in our opinion, the Notes constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  The foregoing opinion is delivered and is to be read in conjunction with the opinion of Sullivan & Cromwell LLP, dated the date hereof, regarding certain matters under the laws of England and Wales relevant to the foregoing opinion.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Notes or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the specimens thereof examined by us, that the Notes have been duly authenticated by one of the Trustee’s authorized officers, that the Notes have been delivered against payment as contemplated in the Registration Statement and that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Registration Statement.  In giving

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this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP

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Annex A

Title of Notes	Date of Issue

$4,000,000 Callable CMS Steepener Notes due September 30, 2031	September 30, 2011

$1,600,000 Floored Callable Fixed-to-Floating Rate Notes due October 1, 2026	September 30, 2011

$500,000 Buffered SuperTrackSM Notes due July 31, 2012 Linked to the Performance of the SPDR® S&P MidCap 400® ETF Trust	September 30, 2011

$500,000 Buffered SuperTrackSM Notes due July 31, 2012 Linked to the Performance of the iShares® MSCI Emerging Markets Index Fund	September 30, 2011

$1,961,000 Buffered SuperTrackSM Notes due September 30, 2013 Linked to the Performance of the iShares® Dow Jones U.S. Real Estate Index Fund	September 30, 2011

$500,000 Buffered Super TrackSM Notes due July 31, 2012 Linked to the Performance of the S&P 500® Index	September 30, 2011

$500,000 Buffered SuperTrackSM Notes due July 31, 2012 Linked to the Performance of the iShares® MSCI EAFE Index Fund	September 30, 2011

$1,000,000 Notes due September 29, 2017 Linked to the Performance of the S&P BRIC 40 Index	September 30, 2011

$786,000 Notes linked to the Barclays Capital Voyager II DJ-UBSCISM Total Return Index Due September 30, 2016	September 30, 2011

$492,000 Notes linked to the Barclays Capital Voyager III DJ-UBSCISM Excess Return Index due October 2, 2013	September 30, 2011

$1,896,000 Notes linked to the Barclays Capital Voyager III DJ-UBSCISM Total Return Index Due September 30, 2016	September 30, 2011

$12,044,000 Callable Step Up Fixed Rate Notes due September 30, 2036	September 30, 2011

$2,278,000 Double Short Leverage Securities Linked to the Barclays Capital 30Y Treasury Futures IndexTM Due September 30, 2014	September 30, 2011

$400,000 8.75% Exchangeable Notes due March 30, 2012 (Linked to the Class A Common Stock of Google Inc.)	September 30, 2011

$100,000 13.00% Exchangeable Notes due December 30, 2011 (Linked to the Common Stock of Las Vegas Sands Corporation)	September 30, 2011

$300,000 13.60% Exchangeable Notes due December 30, 2011 (Linked to the Common Stock of Prudential Financial Inc.)	September 30, 2011

$100,000 16.25% Exchangeable Notes due December 30, 2011 (Linked to the Common Stock of United States Steel Corporation)	September 30, 2011

$100,000 11.90% Exchangeable Notes due March 30, 2012 (Linked to the Common Stock of Alcoa Inc.)	September 30, 2011

$100,000 11.90% Exchangeable Notes due March 30, 2012 (Linked to the Common Stock of Halliburton Company)	September 30, 2011

$100,000 15.00% Exchangeable Notes due March 30, 2012 (Linked to the Common	September 30, 2011

Stock of Citigroup, Inc.)

$750,000 19.00% Exchangeable Notes due March 30, 2012 (Linked to the Common Stock of Bank of America Corporation)	September 30, 2011

$12,775,000 Callable Yield Notes due April 2, 2013 Linked to the Lesser Return of the S&P 500® Index and the iShares® MSCI EAFE Index Fund	September 30, 2011

$2,160,000 AutoCallable Yield Notes due March 30, 2012 Linked to the Lesser Return of the S&P 500® Index and the Russell 2000® Index	September 30, 2011

$85,000 Annual Reset Coupon Buffered Notes due September 30, 2016 Linked to the S&P 500® Index	September 30, 2011

$2,440,000 Annual Reset Coupon Buffered Notes due September 30, 2014 Linked to the S&P 500® Index	September 30, 2011

$1,000,000 9.00% Exchangeable Notes due January 30, 2012 (Linked to the Common Stock of Amazon.com, Inc.)	September 30, 2011

$1,239,820 Buffered Return Optimization Securities Linked to the S&P 500® Index due September 30, 2013	September 30, 2011

$200,000 11.00% Exchangeable Notes due September 28, 2012 (Linked to the Common Stock of Noble Corporation)	September 30, 2011

$100,000 12.00% Exchangeable Notes due September 28, 2012 (Linked to the Common Stock of Ford Motor Co.)	September 30, 2011

$650,000 10.25% Exchangeable Notes due September 28, 2012 (Linked to the Common Stock of JP Morgan Chase & Co.)	September 30, 2011

$100,000 8.50% Exchangeable Notes due September 28, 2012 (Linked to the Common Stock of Emerson Electric Co.)	September 30, 2011

$100,000 9.25% Exchangeable Notes due September 28, 2012 (Linked to the Common Stock of Intel Corporation)	September 30, 2011

$550,000 11.50% Exchangeable Notes due March 30, 2012 (Linked to the Common Stock of American Express Company)	September 30, 2011

$1,100,000 Buffered SuperTrackSM Digital Notes due March 28, 2013 Linked to the Performance of the Russell 2000® Index	September 30, 2011

$1,000,000 Notes due October 3, 2017 Linked to the Performance of the S&P 500® Index	September 30, 2011

$1,825,000 Callable Yield Notes due April 2, 2013 Linked to the Lesser Return of the S&P 500® Index and the Russell 2000® Index	September 30, 2011